Exhibit 10.68

THIS OPTION WILL BE VOID IF NOT EXERCISED PRIOR TO
5:00 P.M., NEW YORK CITY TIME, ON FEBRUARY 23, 2027

OPTION TO PURCHASE

2,309 SHARES OF COMMON STOCK OF

GENCO SHIPPING & TRADING LIMITED

PURSUANT TO THE GENCO SHIPPING & TRADING LIMITED 2015 EQUITY INCENTIVE PLAN

GRANT DATE: February 23, 2021

This certifies that, for value received, Joseph Adamo (the “Holder”), is entitled to purchase from Genco Shipping & Trading Limited, a Marshall Islands corporation (the “Company”), subject to the terms and conditions hereof and the Plan, at any time before 5:00 p.m., New York time, on February 23, 2027, the number of fully paid and non-assessable shares of Common Stock set forth above at the Exercise Price (as defined herein). The Exercise Price and the number and kind of shares purchasable hereunder are subject to adjustment from time to time as provided in Section 3.1 of this Option Agreement. The initial Exercise Price shall be $9.91. In the event of any conflict between the terms hereof and the Plan, the terms of this Agreement shall control.

ARTICLE I

Definitions
Section 1.1Definition of Terms. As used in this Agreement, the following capitalized terms shall have the following respective meanings:
(a) “Business Day” means any day on which commercial banks are not authorized or permitted to close in the City of New York, Borough of Manhattan.
(b)“Company” has the meaning set forth in the preamble.
(c)“Date of Grant” means February 23, 2021.
(d)“Exercise Date” means any date, on or prior to the expiration of the Exercise Period, on which the Holder exercises the right to purchase the Option Exercise Shares, in whole or in part, pursuant to and in accordance with the terms and conditions described herein.
(e)“Exercise Period” has the meaning set forth in Section 2.2(c) hereof.
(f)“Exercise Price” has the meaning set forth in Section 2.1(a) hereof.
(g) “Governmental Authority” means any (i) government, (ii) governmental or quasi- governmental authority of any nature (including any governmental agency, branch,

department, official or entity and any court or other tribunal) or (iii) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature, in each case, whether federal, state, local, municipal, foreign, supranational or of any other jurisdiction.
(h)“Holder” has the meaning set forth in the preamble.
(i)“Immediate Family Members” has the meaning set forth in Section 4.1 hereof.
(j)“Law” means all laws, statutes, rules, regulations, codes, injunctions, decrees, orders, ordinances, registration requirements, disclosure requirements and other pronouncements having the effect of law of the United States, the Republic of the Marshall Islands, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental Authority.
(k)“Option Exercise Shares” means the shares of Common Stock issued upon the applicable exercise of the Option or a portion of the Option.
(l)“Person” means any individual, firm, corporation, partnership, limited partnership, limited liability company, association, indenture trustee, organization, joint stock company, joint venture, estate, trust, governmental unit or any political subdivision thereof, or any other entity.
(m)“Plan” means the Company’s 2015 Equity Incentive Plan, as amended from time to time.
(n) “Pro Rata Portion of the Option” has the meaning set forth in Section 2.3(c)(i).
(o) “Service” means a continuous time period during which the Holder is at least one of the following: an employee or a director of, or a consultant to, the Company.
Section 1.2Rules of Construction.
(a)The singular form of any word used herein, including the terms defined in Section 1.1 hereof, shall include the plural, and vice versa. The use herein of a word of any gender shall include correlative words of all genders.
(b)Unless otherwise specified, references to Articles, Sections and other subdivisions of this Agreement are to the designated Articles, Sections and other subdivision of this Agreement as originally executed. The words “hereof,” “herein,” “hereunder” and words of similar import refer to this Agreement as a whole.
(c)References to “$” are to dollars in lawful currency of the United States of America.

ARTICLE II

Terms and Exercise of option
Section 2.1Exercise Price. The Company hereby grants to the Holder a non-qualified stock option (the “Option”) for the purchase of the number of shares of Common Stock, at the price of $9.91 per share (as the same may be hereafter adjusted in accordance herewith, the “Exercise Price”), specified on the first page of this Option Agreement.
Section 2.2Exercise Period. Subject to the further provisions of this Agreement, the Option shall be exercisable as follows:
(a)Subject to Section 2.2(b), the Option shall become exercisable with respect to a number of whole shares equal to one-third (1/3) of the shares subject to the Option on each of the first three (3) anniversaries of February 23, 2021 (rounding down to the nearest whole share on each of the first two (2) anniversaries and rounding up on the third (3rd) anniversary). Each such anniversary is referred to as a “Vesting Date.”
(b)In the event of a Change in Control, the Option shall become exercisable in full if the Participant’s Service with the Company is terminated by the Company without cause, as defined in the Plan, within 12 months after the date of such Change in Control (to the extent not previously vested or exercisable in accordance with Section 2.2(a) or Section 2.3(b) or (c)); provided, however that if this award is not assumed, continued, or substituted for an equivalent award by the acquirer in such Change in Control, then the Option will fully vest upon the consummation of the Change in Control.
(c)The Option may be exercised by the Holder thereof, in whole or in part (but not as to a fractional share of Common Stock), at any time and from time to time after the Option becomes exercisable in accordance with Sections 2.2(a), 2.2(b), or 2.3 hereof, and prior to 5:00 P.M., New York time on the sixth (6th) anniversary hereof, unless terminated earlier pursuant to this Agreement or the Plan (the “Exercise Period”). To the extent that the Option or a portion thereof is not exercised prior to the expiration of the Exercise Period, it shall be automatically cancelled with no action by any Person, and with no further rights thereunder, upon such expiration.
Section 2.3Termination of Service.
(a)If the Holder’s Service is terminated for cause, as defined in the Plan, the Option, to the extent not theretofore exercised, shall terminate upon the Holder’s termination of Service.
(b)Except as provided in Section 2.2(b) hereof, if the Holder’s Service is terminated by the Company without cause, as defined in the Plan, then the Option shall become exercisable with respect to that number of shares with respect to which the Option would otherwise become exercisable on the next Vesting Date in addition to the portion of the Option which is already exercisable as of the date of termination. The Option, to the extent exercisable as of the date of termination (including, but not limited to, the portion of the Option described the preceding sentence), shall remain exercisable until the one year anniversary of such termination (but in no event beyond the expiration of the Exercise Period), and the Option, to the extent not exercisable as of the date of termination, shall expire as of the date of termination.
(c)If the Holder’s Service is terminated due to the Holder’s death or disability (as defined below), then the Pro Rata Portion of the Option (as defined below) shall become exercisable as of such date in addition to the portion of the Option which is already exercisable as of such date. The Option, to the extent exercisable as of the date of termination (including, but not limited to, the Pro Rata Portion of the Option), shall remain exercisable until the one year anniversary of such termination (but in no event beyond the expiration of the Exercise Period), and the Option, to the extent not exercisable as of the date of termination, shall expire as of the date of termination. For the purposes of this Section 2.3(c):
(i)The “Pro Rata Portion of the Option” shall mean that number of shares with respect to which the Option would become exercisable on the next Vesting Date multiplied by a fraction, the denominator of which is twelve (12) and the numerator of which is the number of completed months (measured from the day of the month of the Vesting Date to the same day of the following month) between the immediately preceding Vesting Date (or the Date of Grant, if there is no preceding Vesting Date) and the date of termination of Service.
(ii)“Disability” shall mean any physical or mental condition that would qualify the Holder for a disability benefit under the long-term disability plan maintained by the Company or, if there is no such plan, a physical or mental condition that prevents the Holder from performing the essential functions of the Holder’s position (with or without reasonable accommodation) for a period of six (6) consecutive months. The existence of a disability shall be determined by the Company.
(d)If the Holder’s Service is terminated other than as set forth above, the Holder may exercise the Option (i) only to the extent that the Holder was entitled to exercise the Option on the termination of Service date; and (ii) exercise must occur within three (3) months after termination of Service but in no event after the original expiration date of the Option.
Section 2.4Method of Exercise.
(a)Subject to the terms of this Agreement and the Plan, the vested portion of this Option may be exercised in accordance with the terms of Section 2.3 of the Plan, in whole or in part, and the Exercise Price may be paid by one or more of the following methods: (i) certified or official bank check (or equivalent thereof acceptable to the Company or its exchange agent), (ii) with the consent of the Administrator, delivery of shares of Common Stock having a Fair Market Value (determined as of the Exercise Date) equal to all or part of the Exercise Price, or (iii) at the sole discretion of the Administrator and to the extent permitted by law and consistent with the terms of the Plan, such other consideration as the Administrator may from time to time prescribe. The issuance of any shares shall be subject to Section 3.5 of the Plan with respect to withholding of taxes and the Company may appropriately reduce the number of Option Exercise Shares in order to satisfy any withholding obligation.

(b)Any exercise of the Option pursuant to the terms of this Agreement shall be irrevocable and shall constitute a binding agreement between the Holder and the Company, enforceable in accordance with its terms.
Section 2.5Issuance of Common Stock.
(a)Upon exercise of the Option pursuant to Section 2.4, the Company shall promptly at its expense, and in no event later than five (5) Business Days thereafter, cause to be issued to the Holder of the Option a certificate or certificates of the total number of whole shares of Common Stock for which the Option is being exercised, subject to Section 2.4(a) (as the same may be hereafter adjusted pursuant to Section 3.1) in such denominations as are requested by the Holder, or shall establish an account evidencing ownership of such shares of Common Stock in uncertificated form.
(b)Notwithstanding the five (5) Business Day period described in Section 2.5(a), the Option Exercise Shares shall be deemed to have been issued to the Holder at the time at which all of the conditions to such exercise have been fulfilled, and the Holder shall be deemed for all purposes to have become the holder of such Option Exercise Shares at such time.
Section 2.6Reservation of Shares. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of issuance upon the exercise of the Option, a number of shares of Common Stock equal to the aggregate Option Exercise Shares issuable upon the exercise of the Option. The Company shall use commercially reasonable efforts to take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violating the Company’s governing documents or any requirements of any national securities exchange upon which shares of Common Stock may be listed. The Company shall not take any action which would cause the number of authorized but unissued shares of Common Stock to be less than the number of such shares required to be reserved hereunder for issuance upon exercise of the Option.
Section 2.7Fractional Shares. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to issue any fraction of a share of its capital stock in connection with the exercise of the Option, and in any case where the Holder would, except for the provisions of this Section 2.7, be entitled under the terms of the Option to receive a fraction of a share upon the exercise of the Option, the Company shall, upon the exercise of the Option, issue or cause to be issued only the largest whole number of Option Exercise Shares issuable upon such exercise (and such fraction of a share will be disregarded, and the Holder shall not have any rights to be entitled to any payment with respect to such fraction of a share).
Section 2.8Public Offering. Notwithstanding any other provision hereof, if an exercise of any portion of the Option is to be made in connection with a registered public offering or the sale of the Company, the exercise of any portion of such Option may, at the election of the holder thereof, be conditioned upon the consummation of such registered public offering or sale of the Company, in which case such exercise shall be deemed to be effective concurrently with the consummation of such transaction.

Section 2.9Close of Books; Par Value. The Company shall not close its books against the transfer of any Option or any Option Exercise Shares in any manner which interferes with the timely exercise of such Option. The Company shall use commercially reasonable efforts to, from time to time, take all such action as may be necessary to assure that the par value per share of the unissued shares of Common Stock acquirable upon exercise of each Option is at all times equal to or less than the Exercise Price then in effect.
Section 2.10Payment of Taxes. The Company shall not be required to pay any tax or other charge imposed in respect of any transfer involved in the issue and delivery of any shares of Common Stock (including certificates therefor) or payment of cash or other property to any recipient other than the Holder of the Option surrendered upon the exercise of an Option, and in case of such transfer or payment, the Company shall not be required to issue or deliver any shares or pay any cash until (a) such tax or charge has been paid or an amount sufficient for the payment thereof has been delivered to the Company or (b) it has been established to the Company’s satisfaction that any such tax or other charge that is or may become due has been paid.
ARTICLE III

Other Provisions relating to rights of holders of options
Section 3.1Adjustment. The Option will be subject to the provisions of Section 3.6 of the Plan. In addition, in the event of any extraordinary dividend, whether in cash, stock, or other property, the terms of the Option and/or the number of Options shall be adjusted by the Administrator, as appropriate (in accordance with the adjustment principles underlying Section 3.6), in order to reduce the Exercise Price, to the extent permissible without violating Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), by an amount equal to the value per share of such dividend and, in the event such a reduction is impermissible, to increase the number of shares for which the Option is exercisable (without violating Section 409A of the Code) so as to preserve the intrinsic value of the Option as of immediately preceding such dividend.
Section 3.2Transfer of the Option. The Option shall only be assignable or transferable by will or by the laws of descent and distribution, subject to any transfer restrictions set forth in the Company’s Articles of Incorporation; provided, that the Holder may transfer all or a portion of the Option to (A) the Holder’s spouse, children or grandchildren (“Immediate Family Members”), (B) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (C) other parties approved by the Company; provided, however, that no such transfer may be for consideration.
Section 3.3No Rights or Liability as Stockholder. Nothing contained in this Agreement shall be construed as conferring upon the Holder or his, her or its transferees the right to vote or to receive dividends or to consent or to receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or of any other matter, or any rights whatsoever as stockholders of the Company. The consent of any Holder shall not be required with respect to any action or proceeding of the Company and no Holder shall have any right not expressly conferred hereunder. No holder, by reason of the ownership or possession of this Option shall have any right to receive any cash dividends, stock dividends, allotments or rights or other distributions paid, allotted or distributed or distributable to the holders of Common Stock prior to, or for which the relevant record date preceded, the date of the exercise of this Option. No provision hereof and no mere enumeration herein of the rights or privileges of the Holder shall give rise to any liability of such holder for the Exercise Price hereunder or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

Section 3.4No Restrictive Legends. No legend shall be stamped or imprinted on any stock certificate for Common Stock issued upon the exercise of any Option and or stock certificate issued upon the direct or indirect transfer of any such Common Stock.
Section 3.5Cancellation of the Option. If the Company shall purchase or otherwise acquire the Option, this Agreement shall thereupon be cancelled and retired. The Company shall cancel all Options surrendered, and accepted, for exchange, substitution, transfer or exercise in whole or in part.

Section 3.6Equitable Best Net.

(a) Notwithstanding any other provisions in this Agreement, in the event that any payment or benefit received or to be received by the Holder (including, but not limited to, any payment or benefit received in connection with a change in control of the Company or the termination of the Holder’s employment, whether pursuant to the terms of this Agreement or any other plan, program, arrangement or agreement) (all such payments and benefits, together, the “Total Payments”) would be subject (in whole or part), to any excise tax imposed under Section 4999 of the Code, or any successor provision thereto (the “Excise Tax”), then, after taking into account any reduction in the Total Payments provided by reason of Section 280G of the Code in such other plan, program, arrangement or agreement, the Company will reduce the Total Payments to the extent necessary so that no portion of the Total Payments is subject to the Excise Tax (but in no event to less than zero); provided, however, that the Total Payments will only be reduced if (i) the net amount of such Total Payments, as so reduced (and after subtracting the net amount of federal, state, municipal and local income taxes on such reduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such reduced Total Payments), is greater than or equal to (ii) the net amount of such Total Payments without such reduction (but after subtracting the net amount of federal, state, municipal and local income taxes on such Total Payments and the amount of Excise Tax to which the Holder would be subject in respect of such unreduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such unreduced Total Payments).

(b)In the case of a reduction in the Total Payments, the Total Payments will be reduced in the following order: (i) payments that are payable in cash that are valued at full value under Treasury Regulation Section 1.280G-1, Q&A 24(a) will be reduced (if necessary, to zero), with amounts that are payable last reduced first; (ii) payments and benefits due in respect of any equity valued at full value under Treasury Regulation Section 1.280G-1, Q&A 24(a), with the highest values reduced first (as such values are determined under Treasury Regulation Section 1.280G-1, Q&A 24) will next be reduced; (iii) payments that are payable in cash that are valued at less than full value under Treasury Regulation Section 1.280G-1, Q&A 24, with amounts that are payable last reduced first, will next be reduced; (iv) payments and benefits due in respect of any equity valued at less than full value under Treasury Regulation Section 1.280G-1, Q&A 24, with the highest values reduced first (as such values are determined under Treasury Regulation Section 1.280G-1, Q&A 24) will next be reduced; and (v) all other non-cash benefits not otherwise described in clauses (ii) or (iv) will be next reduced pro-rata. Any reductions made pursuant to each of clauses (i)-(v) above will be made in the following manner: first, a pro-rata reduction of cash payments and payments and benefits due in respect of any equity not subject to Section 409A, and second, a pro-rata reduction of cash payments and payments and benefits due in respect of any equity subject to Section 409A as deferred compensation.

(c)For purposes of determining whether and the extent to which the Total Payments will be subject to the Excise Tax: (i) no portion of the Total Payments the receipt or enjoyment of which the Holder shall have waived at such time and in such manner as not to constitute a “payment” within the meaning of Section 280G(b) of the Code will be taken into account; (ii) no portion of the Total Payments will be taken into account which, in the opinion of tax counsel (“Tax Counsel”) selected by the accounting firm which was, immediately prior to the change in control, the Company’s independent auditor (the “Auditor”), does not constitute a “parachute payment” within the meaning of Section 280G(b)(2) of the Code (including, but not limited to, by reason of Section 280G(b)(4)(A) of the Code) and, in calculating the Excise Tax, no portion of such Total Payments will be taken into account which, in the opinion of Tax Counsel, constitutes reasonable compensation for services actually rendered, within the meaning of Section 280G(b)(4)(B) of the Code, in excess of the “base amount” (as set forth in Section 280G(b)(3) of the Code) that is allocable to such reasonable compensation; and (iii) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments will be determined by the Auditor in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. All determinations required by this Section 3.6 will be at the expense of the Company.

ARTICLE IV

Miscellaneous Provisions
Section 4.1Binding Effects; Benefits. This Agreement shall inure to the benefit of and shall be binding upon the Company and the Holder and their respective heirs, legal representatives, successors and assigns. Nothing in this Agreement, expressed or implied, is intended to or shall confer on any person other than the Company and the Holder, or their respective heirs, legal representatives, successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.
Section 4.2Notices. Unless a provision herein permits notice by way of a press release, any notice or other communication required or which may be given hereunder shall be in writing and shall be sent by certified or regular mail (return receipt requested, postage prepaid), by private national courier service, by personal delivery or by facsimile transmission. Such notice or communication shall be deemed given (i) if mailed, two (2) days after the date of mailing, (ii) if sent by national courier service, one Business Day after being sent, or (iii) if delivered personally, when so delivered, in each case as follows:

if to the Company, to:

Genco Shipping & Trading Limited

299 Park Avenue

New York, New York 10171

Attention: Chairman of the Board

with copies (which shall not constitute notice) to:

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas

New York, New York 10036

Attention: Thomas E. Molner

if to Holder, at its address as appears on the books of the Company maintained for such purpose or as specified in a notice given in accordance with this Section 4.2.

Section 4.3Persons Having Rights under this Agreement. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the Holder, any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto, their successors and assigns and the Holder.
Section 4.4Counterparts. This Agreement may be executed in any number of original or facsimile or electronic PDF counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.
Section 4.5Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation hereof.
Section 4.6Amendments. This Agreement may be amended or modified as provided for under Section 3.1(b) of the Plan.
Section 4.7No Inconsistent Agreements; No Impairment. The Company shall not, on or after the date hereof, enter into any agreement with respect to its securities which conflicts with the rights granted to the Holder in the Option or the provisions hereof. The Company represents and warrants to the Holder that the rights granted hereunder do not in any way conflict with the rights granted to holders of the Company’s securities under any other agreements. The Company shall not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of the Option and in the taking of all such action as may be necessary in order to preserve the exercise rights of the Holder against impairment.

Section 4.8Integration/Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Company and the Holder in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the Option. This Agreement and the Option supersede all prior agreements and understandings between the parties with respect to such subject matter.
Section 4.9Governing Law, Etc. This Agreement and each Option issued hereunder shall be deemed to be a contract made under the Laws of the State of New York and for all purposes shall be governed by and construed in accordance with the Laws of such State. Each party hereto consents and submits to the jurisdiction of the courts of the State of New York and of the federal courts of the Southern District of New York in connection with any action or proceeding brought against it that arises out of or in connection with, that is based upon, or that relates to this Agreement or the transactions contemplated hereby. In connection with any such action or proceeding in any such court, each party hereto hereby waives personal service of any summons, complaint or other process and hereby agrees that service thereof may be made in accordance with the procedures for giving notice set forth in Section 4.2 hereof. Each party hereto hereby waives any objection to jurisdiction or venue in any such court in any such action or proceeding and agrees not to assert any defense based on forum non conveniens or lack of jurisdiction or venue in any such court in any such action or proceeding.
Section 4.10Termination. This Agreement will terminate on the earlier of (i) such date when the Option has been exercised with respect to all shares subject thereto, or (ii) the expiration of the Exercise Period. The provisions of this Article IV shall survive such termination.
Section 4.11Waiver of Trial by Jury. Each party hereto hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement and the transactions contemplated hereby.
Section 4.12Remedies. The Company hereby agrees that, in the event that the Company violates any provisions of the Option (including the obligation to deliver shares of Common Stock upon the exercise thereof), the remedies at law available to the Holder may be inadequate. In such event, the Holder shall have the right, in addition to all other rights and remedies any of them may have, to specific performance and/or injunctive or other equitable relief to enforce the provisions of this Agreement.
Section 4.13Severability. In the event that any one or more of the provisions contained in this Agreement, or the application thereof in any circumstances, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provisions in every other respect and of the remaining provisions contained herein and therein shall not be affected or impaired thereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer, and the Participant has hereunto signed this Agreement on his own behalf, thereby representing that he has carefully read and understands this Agreement and the Plan as of the day and year first written above.

GENCO SHIPPING & TRADING LIMITED

By:/s/ Apostolos Zafolias

Name:Apostolos Zafolias
Title:Chief Financial Officer

/s/ Joseph Adamo
JOSEPH ADAMO